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                                                                   EXHIBIT 10(j)

                                   MEMORANDUM


Technology Guardian, Inc. (`TGI'), herein referred to as Party A, and United Asia Capital Partners (UACP), herein referred to as Party B, have agreed to a joint venture for TGI South East Asia. The purpose of this Memorandum is to outline the general conditions under which TGI and UACP will work together on this project. The general conditions for our joint participation are as follows.

1.      Joint Venture Business Scope.
        The new joint venture, herein referred officially referred to as TGI S.E. Asia, will conduct business in Asia providing satellite internet services, equipment and related telecommunications services similar to those activities of Party A.

2.      Geographical Service Area.
        TGI S.E. Asia will provide its products and Services in Asia as per the South East Asia section defined on TGI's web site under Extended Coverage 1st Quarter '99.
        This includes China.

3. Party A will license its technology to TGI S.E. Asia and provide related know-how to support Asian Business.

4. Party B will establish the core management team and assemble the appropriate investors and/or partners for TGI S.E. Asia. The management team will be responsible to develop the S.E. Asian market, to provide the sales support and customer services, and to assume the general management of the TGI S.E. Asia.

5. TGI S.E. Asia shall pay a Licensing fee of $2,000,000 dollars. In addition, Party A shall receive a to be negotiated percentage of the monthly service fees for access that TGI S.E. Asia charges its customers.

6. In consideration of the size of the territory that TGI S.E. Asia shall be able to market to, TGI S.E. Asia shall have performance requirements to be established, however no less the 556 units to be sold in a 12 month period beginning when satellite signal is activated.

7. TGI S.E. Asia shall pay Party A for Network Operations Center and the Backbone Internet feed to the N.O.C. for TGI S.E. Asia use. In addition, all product will be F.O.B. Los Angeles.

8. Party B shall use the Representative names, logos, etc. of Party A in all products and services. Party B shall maintain a web site and public relations personal that supports Party A name/products/logos. etc. for TGI S.E. Asia. Party A reserves all rights.

9.      Equity Structure of TGI S.E. Asia
        TGI shall be allocated 40 %, Asia Investors/Partners shall be allocated 40 %. The remaining 20 % allocation will be set aside for the management team, advisors, board directors, employees with stock options and incentives

10.     Initial Capital Requirements
        The preliminary capital estimates are $6,000,000 million to cover the startup, working capital, facilities, licensing fees, marketing, etc. A refined estimate will be in the business plan to be developed by Party
        B. Any additional capital necessary for growth in to various countries in S.E. Asia as well as the growth needs of Party B, shall be the responsibility of Party B in a timely and reasonable manner.

11.     Strategic Partners
        TGI Asia investors / partners will have the right to purchase up to 1 million shares of TGI stock. Price and terms to be determined.

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12.     A Legal agreement will be drafted and signed to describe each party's role, rights and obligations as soon as possible. All amounts are in U.S. Dollars.

13. In addition, TGI is willing to discount 50% of the saving to TGI Asia from the cost savings by Party B arranging a OEM of the Party A main Internet Server product.




Party A                                      Party B
Technology Guardian, Inc.                    United Asia Capital Partners
16520 Harbor Blvd., Bldg. G                  Suite 201 , 290 Fu Hsin North Road
Fountain Valley, CA 92708 USA                Taipei, Taiwan




Signature:                                   Signature:
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Title:                                       Title:
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